UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2007

STAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29323	87-0643634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Madison Avenue, New York New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including  (212) 500-5006

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act

        Soliciting material pursuant to Rule 14a-12 of the Exchange Act

        Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

        Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

        The information in Item 4.02 to this Current Report on Form 8-K is incorporated by reference into this Item 4.01.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT

        Pursuant to a Stock Purchase Agreement, on October 6, 2006, Star Energy Corporation (the “Company”) acquired 100% of the capital stock of Volga-Neft Limited Company, a Russian limited liability company primarily engaged in the processing and sale of crude oil in Samara, Russian Federation (“Volga-Neft”). As a result of this acquisition, Volga-Neft became the Company’s wholly-owned subsidiary. This transaction was reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 6, 2006.

        Financial statements provided on behalf of Volga-Neft were filed in the Company’s December 8, 2006 amendment to the Form 8-K filed on Form 8-K/A. These financial statements purported to contain balance sheets as of October 6, 2006 and December 31 2005, and the related statements of income, stockholders' equity and cash flows for the period January 1, 2006 through October 6, 2006 and for the year ended December 31, 2005, of Volga-Neft believed by the Company to have been audited by and reported upon by RSM Top-Audit, LLC, an independent public accounting firm based in the Russian Federation that is registered with the Public Company Accounting Oversight Board (“RSM Top-Audit”).

        During the course of the Company’s audit of its financial statements for the year ended December 31, 2006, the Company’s independent registered public accounting firm (the “Company’s Auditor”) requested certain documentation from RSM Top-Audit regarding the financial statements of Volga-Neft. After delays in obtaining the appropriate information, on April 13, 2007, the Company’s Auditor was informed by correspondence from RSM Top-Audit, and the Company’s Auditor, in turn, advised the Company on that date, that RSM Top-Audit had not audited financial statements of Volga-Neft, including the financial statements that were filed by the Company in its December 8, 2006 Form 8-K/A. In response to a request from the Company’s Auditor requesting clarification of the April 13 correspondence on April 13, 2007, a person purporting to be an interpreter for a representative of RSM Top-Audit advised the Company’s Auditor by telephone that the April 13 correspondence was not intended for the Company and would be retracted. After correspondence from counsel to the Company sent on April 17, 2007 requesting RSM International Limited, an international network of accounting and consulting firms, of which RSM Top-Audit is a part, to intercede, on April 20, 2007, RSM Top-Audit again advised that it had not audited Volga-Neft financial statements. Between April 20 and May 1, 2007, the Company and its advisors attempted to discuss these matters with RSM Top-Audit, but were unable to consult directly with the RSM Top-Audit personnel who the Company believed were responsible for the audit of Volga-Neft.

        As a result of the foregoing events, the Company determined on May 1, 2007 that the previously filed financial statements of Volga-Neft contained in the December 8, 2006 Form 8-K/A should not be relied upon. This determination was made after reviewing the prior correspondence from RSM Top-Audit and after consulting with the Company’s counsel and independent auditor, and with the approval of the audit committee of the Company’s Board of Directors. Although the Company’s audit committee did not directly discuss these matters with the Company’s Auditor, members of senior management kept the audit committee apprised of their ongoing discussions with the Company’s Auditor.

        On May 1, 2007, Volga-Neft, with the approval of the Company’s audit committee, dismissed RSM Top-Audit and retained Kramer Weisman and Associates, LLP, an independent public accounting firm registered with the Public Company Accounting Oversight Board (“Kramer Weisman”), to audit its financial statements as of and for the year ended December 31, 2006. On June 11, 2007, Kramer Weisman advised the Company that it would be unable to audit Volga-Neft’s opening and closing inventories and, therefore, would not be able to complete an audit of Volga-Neft. With the approval of the Company’s audit committee, on or about June 14, 2007, the Company and Kramer Weisman mutually agreed to abandon the audit and Kramer Weisman’s retention was terminated.

        As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on June 19, 2007, on June 14, 2007, the Company, Volga-Neft and the individuals from whom the Company acquired the shares of Volga-Neft, rescinded the Company’s acquisition of Volga-Neft.

        On July 23, 2007, the Company received a report from Nixon Peabody, LLP, which was based upon certain documentation, and certain interviews conducted with personnel, made available by the Company, Volga-Neft and RSM Top-Audit, which report did not constitute a comprehensive analysis because a number of key witnesses and certain sources of documentary evidence were not available to Nixon Peabody. Following receipt of that report, the Company concluded that it is unlikely that RSM Top-Audit performed any audit of Volga-Neft’s financial statements, that RSM Top-Audit may not, in fact, have been engaged by Volga-Neft to perform an audit, and that, while actions taken by various individuals in Russia, at least one of whom was employed by RSM Top-Audit, may have resulted in the Company’s receipt of the purported audit report of RSM Top-Audit and neither the Company nor any of its officers or directors knew of these facts or the absence of the audits prior to RSM Top-Audit’s advice on April 13, 2007 that RSM Top-Audit had not audited the financial statements of Volga-Neft.

        The accountant’s report purported to be issued by RSM Top-Audit did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the two years ended December 31, 2005 and the period thereafter until the dismissal of RSM Top-Audit, except as discussed above with respect to the issue of whether the audits were performed by and whether the audit report referred to above was issued by RSM Top-Audit, (i) there was no disagreement between the Company and RSM Top-Audit on any matter of accounting principle or practice, financial disclosure, or auditing scope or procedure, which, if not resolved, would have caused RSM Top-Audit to make reference to the subject matter of the disagreement in connection with an audit report, (ii) no such disagreement was discussed with the Board of Directors or any committee of the Board of Directors of the Company and (iii) RSM Top-Audit did not advise the Company of the existence of any matter described in Item 304(a)(1)(iv)(B) of Regulation S-B. While the Company placed no restraints on the authority of RSM Top-Audit, Kramer Weisman or the Company’s Auditor to respond fully to inquiries from the others, the Company had not been requested by RSM Top-Audit to authorize RSM Top-Audit, and the Company had not formally authorized RSM Top-Audit, to respond to inquiries of Kramer Weisman or the Company’s Auditor. The Company does not have a sufficient basis to make a statement as to whether, during its past two fiscal years and the period from October 6, 2006 until the dismissal of RSM Top-Audit on May 1, 2007, (i) there were any disagreements between Volga-Neft and RSM Top-Audit on any matter of accounting principle or practice, financial disclosure, or auditing scope or procedure, which if not resolved would have caused RSM Top-Audit to make reference to the subject matter of the disagreements in connection with an audit report, (ii) any such disagreement was discussed with the Board of Directors of Volga-Neft or (iii) RSM Top-Audit advised Volga-Neft of the existence of any matter described in Item 304(a)(1)(iv)(B) of Regulation S-B. The Company also is unable to determine whether Volga-Neft had authorized RSM Top-Audit to respond fully to the inquiries of Kramer Weisman and the Company’s Auditor. The Company is providing RSM Top-Audit with a copy of this Report and requesting that RSM Top-Audit furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. Any letter received from RSM Top-Audit in response to the Company’s request will be filed as an exhibit to this Report.

        During the Company’s past two fiscal years and period subsequent thereto prior to the Company’s engaging Kramer Weisman, neither the Company nor anyone on behalf of the Company consulted Kramer Weisman regarding (a) either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Volga-Neft, and no written or oral advice of Kramer Weisman was provided with respect to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement or any event described in Item 304(a)(1)(iv) of Regulation S-B.

        Kramer Weisman has not issued any report on the financial statements of Volga-Neft. During the two years ended December 2006 and the period thereafter until the termination of the retention of Kramer Weisman, (i) there were no disagreements between Volga-Neft or the Company and Kramer Weisman on any matter of accounting principle or practice, financial disclosure, or auditing scope or procedure, which if not resolved would have caused Kramer Weisman to make reference to the subject matter of the disagreements in connection with an audit report, (ii) no such disagreement was discussed with the Boards of Directors of Volga-Neft or the Company and (iii) Kramer Weisman did not advise Volga-Neft or the Company of the existence of any matter described in Item 304(a)(1)(iv)(B) of Regulation S-B. The Company provided Kramer Weisman with a copy of this Report, requesting Kramer Weisman to review the disclosures contained in this Report and providing Kramer Weisman with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Kramer Weisman does not agree with the disclosures made in this Report A copy of the letter received from Kramer Weisman in response to the Company’s request is being filed Exhibit 16.1 to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

16.1	Letter dated July 31, 2007 from Kramer Weisman and Associates, LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2007	STAR ENERGY CORPORATION (Registrant) By: /s/ Patrick J. Kealy Patrick J. Kealy President and CEO

Exhibit Index

Exhibit Number	Description

16.1	Letter dated July 31, 2007 from Kramer Weisman and Associates, LLP